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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)          MARCH 10, 1998
                                                 -----------------------



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



        OKLAHOMA                           1-13726              73-1395733
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(State or other jurisdiction             (Commission          (IRS Employer
     of incorporation)                   File Number)       Identification No.)



            6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118
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               (Address of principal executive offices) (Zip Code)

                                 (405) 848-8000
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              (Registrant's telephone number, including area code)








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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

MERGER WITH HUGOTON ENERGY CORPORATION

     On March 10, 1998 (the "Effective Time"), after obtaining the required approval by the affirmative vote of the majority of the outstanding shares of common stock of Hugoton Energy Corporation ("Hugoton") and Chesapeake Energy Corporation (the "Registrant"), Chesapeake Acquisition Corp. ("Merger Sub"), a Kansas corporation and an indirect wholly owned subsidiary of Registrant, merged with and into Hugoton pursuant to an Agreement and Plan of Merger dated as of November 22, 1997, as amended (the "Merger Agreement"), among the Registrant, Merger Sub and Hugoton (the "Merger"). Pursuant to the Merger Agreement, each share of common stock, no par value per share, of Hugoton ("Hugoton Common Stock"), was converted into the right to receive 1.3 shares of common stock, par value $.01 per share, of the Registrant ("Common Stock") for each share of Hugoton Common Stock outstanding at the Effective Time. Up to 27,193,664 shares of Common Stock (which amount includes shares issuable upon the exercise of outstanding replacement options which were issued to former Hugoton option holders pursuant to the Merger Agreement) have been reserved for issuance to former shareholders of Hugoton.

     Pursuant to the Merger Agreement, each unexpired and unexercised outstanding option (each a "Hugoton Option") to purchase Hugoton Common Stock became immediately vested and exercisable and was automatically converted into an option ("Replacement Option") to purchase 1.3 shares of Common Stock at the exercise price per share of Hugoton Common Stock effective as of the Effective Time divided by 1.3. Each Replacement Option is otherwise subject to all of the other terms of the Hugoton Options to which it relates.

     To fund the assumption of approximately $120 million of Hugoton debt in connection with the Merger, certain of the Registrant's wholly owned subsidiaries, Chesapeake Acquisition Corporation and Chesapeake Mid-Continent Corp. as borrower, and Chesapeake Merger Corp., Chesapeake Acquisition Corp., Chesapeake Columbia Corp., Chesapeake Mid-Continent Gas Pipeline Company and AnSon Gas Marketing, as initial guarantors, on March 10, 1998 entered into a credit agreement with Union Bank of California, N.A., as agent, and certain financial institutions named therein as lenders, providing for a $500 million facility (the "Credit Facility") with a current borrowing base of $168 million. The Credit Facility matures on March 9, 2002. Borrowings under the Credit Facility are secured by Chesapeake Acquisition Corporation's pledge of its subsidiaries' capital stock and bear interest currently at a rate equal to the Eurodollar Rate (as defined therein) plus 1.5%. Amounts currently outstanding under the Credit Facility were incurred to fund the assumption of debt in connection with the Merger.

     Hugoton's assets include approximately 250 Bcfe of proved oil and gas reserves located in the U.S. Mid-Continent Region, undeveloped mineral interests, gas gathering systems, probable and possible oil and gas reserves and other corporate assets.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

     The required financial statements of Hugoton will be filed by amendment to this report on or before May 25, 1998.

(b)  Pro Forma Financial Information

     The unaudited pro forma financial statements required pursuant to Article 11 of Regulation S-X will be filed by amendment to this report on or before May 25, 1998.

(c)  Exhibits

     The following exhibit is filed as a part of this report:

Exhibit No.     Description
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        2.1     Agreement and Plan of Merger dated November 12, 1997 among
                Chesapeake Energy Corporation, Chesapeake Acquisition Corp.
                and Hugoton Energy Corporation, as amended by Amendment No.
                1 thereto dated as of February 9, 1998. Incorporated herein by reference to Exhibits 2.1 and 2.2 to the Company's
                Registration Statement on Form S-4 (No. 333-46129)

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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        CHESAPEAKE ENERGY CORPORATION



                                        BY:  /S/ AUBREY K. MCCLENDON
                                           ------------------------------------
                                                  AUBREY K. MCCLENDON,
                                               Chairman of the Board and
                                                Chief Executive Officer

Dated: March 25, 1998


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